UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012 (May 15, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 15, 2012, Chesapeake Energy Corporation (the “Company”) entered into an Amendment Agreement (the “Amendment”) to amend the Credit Agreement dated May 11, 2012 (as amended, the “Term Loan Credit Agreement”) among the Company, as Borrower, Goldman Sachs Bank USA, as Administrative Agent, and Jefferies Finance LLC, as Syndication Agent.

The Amendment provides for additional term loans in an aggregate principal amount of $1.0 billion, increasing the total term loans outstanding under the Term Loan Credit Agreement from $3.0 billion to $4.0 billion.  The Amendment closed and the additional term loans thereunder were funded on May 15, 2012.  The Company used the proceeds received to repay indebtedness outstanding under its corporate revolving bank credit facility and for general corporate purposes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 4.1 to this Current Report on Form 8-K.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On May 15, 2012, the Company issued a press release announcing the additional term loans under the Term Loan Credit Agreement.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           May 17, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Amendment Agreement, dated May 15, 2012, among Chesapeake Energy Corporation, as Borrower, Goldman Sachs Bank USA, as Administrative Agent, and Jefferies Finance LLC, as Syndication Agent

99.1	Chesapeake Energy Corporation press release dated May 15, 2012